UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	January 29, 2006

Banta Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-14637	39-0148550
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

225 Main Street, Menasha, Wisconsin 54952
(Address of principal executive offices, including zip code)

(920) 751-7777
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

        On January 29, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Banta Corporation (the “Company”) approved the performance criteria pursuant to which cash bonuses will be paid to the executive officers of the Company for fiscal year 2006 under the Banta Corporation Short-Term Incentive Plan (the “STIP”) and for the three-year period from 2006 through 2008 under the Banta Corporation Long-Term Incentive Cash Compensation Plan (the “LTICCP”). These criteria are also used to establish cash bonuses for other officers and certain key employees of the Company who are participants in the STIP and the LTICCP.

Short-Term Incentive Plan

        The STIP provides an annual incentive for certain employees of the Company, including the executive officers, based on the achievement of performance criteria established by the Committee. There is no minimum bonus payable under the STIP, and the maximum annual bonus is two times the target bonus. The factors on which awards under the STIP will be granted for service in fiscal 2006, payable in 2007, include: (i) earnings per share; (ii) revenues; (iii) return on assets managed; (iv) operating earnings; and (v) for participants affiliated with a specific business unit, in addition to the corporate goals using the foregoing factors, the operating income, revenue and return on assets managed of the applicable business unit.

Long-Term Incentive Cash Compensation Plan

        The LTICCP provides a cash incentive compensation system over three-year rolling periods based on the achievement of performance criteria established by the Committee. A target bonus is established for each participant based upon a percentage of that participant’s base salary at the beginning of the three-year performance period. The LTICCP benefits are paid in cash at the end of the performance period with a minimum award of 50% of the participant’s target bonus and a maximum award of 300% of the target bonus. The factors on which awards under the LTICCP will be paid for service in the three-year period from 2006 through 2008 include: (i) earnings per share; (ii) revenues; (iii) return on assets managed; and (iv) operating earnings.

        A copy of the STIP has been filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 2, 2004 and a copy of the LTICCP has been filed as Exhibit 10(s) to the Company’s Annual Report on Form 10-K for the year ended January 3, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANTA CORPORATION
Date: February 2, 2006	By: /s/ Ronald D. Kneezel
Ronald D. Kneezel
Vice President, General Counsel and Secretary